UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2011

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2011, SemStream, L.P., a Delaware limited partnership (“SemStream”) and a wholly-owned subsidiary of SemGroup Corporation (the “Company”), NGL Supply Terminal Company LLC, a Delaware limited liability company (“NGL Subsidiary”), NGL Energy Partners LP, a Delaware limited partnership (“NGL”), and NGL Energy Holdings LLC, a Delaware limited liability company (“Holdings”), entered into a Contribution Agreement (“Contribution Agreement”). Pursuant to the Contribution Agreement, SemStream will sell substantially all of its assets to NGL Subsidiary in exchange for: 7,500,000 common units representing limited partnership interests of NGL (“NGL Common Units”); up to 1,250,000 additional NGL Common Units depending on the contributed working capital (with the full amount being issued based on at least $25,000,000 of working capital); a number of additional NGL Common Units between 203,906 and 138,281 NGL Common Units (the “Variable Units”) depending on the closing date of the Transaction; and, if the contributed working capital exceeds $25,000,000, an amount of cash equal to the amount by which the working capital exceeds $25,000,000, up to a maximum of $100,000,000 in cash consideration (the “Transaction”). As part of the Transaction, SemStream will agree to waive ordinary course cash distributions from NGL on 3,750,000 NGL Common Units and the Variable Units until August 30, 2012. In addition, SemStream will acquire 7.5% of the equity securities of Holdings, NGL’s general partner and holder of its incentive distribution rights for a purchase price of $22,500. The assets of SemStream’s wholly-owned subsidiary, SemStream Arizona Propane, L.L.C. are excluded from the Transaction. SemStream is engaged in the terminalling, storage, marketing and distribution of natural gas liquids, primarily propane, and to a certain extent, butane and natural gasoline, and owns twelve natural gas liquids terminals and leases one natural gas liquids terminal.

At the closing of the Transaction, in connection with the Contribution Agreement, SemStream will enter into the Second Amended and Restated Limited Liability Company Agreement of Holdings (“Second Amended and Restated Limited Liability Company Agreement”). Pursuant to the Second Amended and Restated Limited Liability Company Agreement, SemStream will receive the right to appoint two directors to the board of directors of Holdings and other customary rights under such agreement. Further, SemStream will receive demand registration rights with respect to the NGL Common Units. SemStream and its affiliates will be prohibited by a limited non-competition agreement from competing in the sale, marketing or distribution of propane in certain geographic locations for five years.

The Contribution Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement. The closing of the Transaction is subject to the satisfactions or waiver of various customary closing conditions, including among others, the receipt of required regulatory approvals and the receipt of consent from SemStream’s lenders. The Company will guarantee SemStream’s indemnification obligations, including breach of certain limited representations and warranties, certain covenants and excluded liabilities such as tax, product liability and employment matters. The liability covered by such guaranty is capped at $15,000,000 and will expire 18 months from the closing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: August 31, 2011	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer